For Immediate Release on May 31, 2011

WaferGen Closes $30 Million Financing with Three Leading Life Science Institutional Investors

Contact:

WaferGen

Don Huffman, CFO
Don.Huffman@wafergen.com
510-651-4450

Media contact:
Joyce Strand
Joyce.Strand@wafergen.com

Investor contact:
Timothy Ryan
tryan@shorehamgroupllc.com
212 242-7777

Fremont, Calif., May 31, 2011 — WaferGen Biosystems, Inc. (OTCBB:WGBS), a leading developer of state-of-the-art genomic analysis systems, today announced it has closed its previously announced private placement financing of equity and debt with three leading institutional life science investors, Great Point Partners, LLC, Deerfield Management and Merlin Nexus, and certain members of the Board and management. The final transaction size was $30.6 million.

Net proceeds from this financing will be used for expanding the commercialization capabilities of the company to market the SmartChip Real-Time PCR system and related products, and for working capital and general corporate purposes.

“This financing will enable us to implement our current and long term strategy of expanding the company by building our customer base, launching new product offerings to meet customer needs, and adding distribution channels to penetrate our high-growth segment of the $10 billion genomics market.  We believe that our game-changing, high-throughput, nano-scale genomics instruments and consumables will revolutionize disease research, improve drug development efficiency, enable personalized medicine, and impact health care economics,” said Alnoor Shivji, chairman and CEO.

Oppenheimer & Co. Inc. acted as lead placement agent for the financing with Madison Williams and Company and Summer Street Research Partners as co-placement agents.

About WaferGen and the SmartChip Real-Time PCR System

WaferGen Biosystems, Inc. is a leader in the development, manufacture and sale of state-of-the-art systems for genomic analysis for the life science and pharmaceutical industries.  The company currently offers the breakthrough SmartChip Real-Time PCR System, the next-generation Real-Time PCR system for discovery and validation of biomarkers, or gene expression patterns, on a single platform.  WaferGen believes that the SmartChip System is ideal for researchers seeking to confirm discoveries made with the growing use of next-generation sequencing.  In addition, the high throughput capabilities of the SmartChip System enable researchers to extend their research across large panels of genes, and hundreds of samples, at a very reasonable cost.

Combined with next-generation chemistry and optimized assays being developed by WaferGen under the guidance of David Gelfand, Ph.D., Chief Scientific Officer and one of the pioneers of PCR, the SmartChip System is designed to provide accurate, highly sensitive and high-throughput gene expression profiling capabilities to researchers, clinicians and pharmaceutical companies.

In addition, the company offers an innovative fee-based service for gene-expression profiling using the SmartChip System.  For additional information, please see http://www.wafergen.com.

Private Placement and Forward Looking Statements

The securities were issued to the investors under Regulation D of the Securities Act of 1933, as amended.  The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration requirements.

This press release is not an offer to sell or the solicitation of an offer to buy the securities issued in the private placement or any other securities of the company.

This press release contains certain “forward-looking statements”.  Such statements include statements relating to the financing, including the use of net proceeds from the transaction and the impact of the financing on the company’s strategy, statements relating to the future effect of WaferGen’s genomics instruments and consumables and expected throughput levels of the SmartChip Real-Time PCR System, and other statements relating to future events are not historical facts, including statements which may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words.

Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the control of the company.  Actual results may differ materially from the expectations contained in the forward-looking statements.  Factors that may cause such differences include the risks that: (i) the company may be unsuccessful in commercially developing its products or in achieving market acceptance of new and relatively unproven technologies; (ii) the company may need to raise additional capital to meet its business requirements in the future and the company may not be able to do so on reasonable terms or at all; (iii) the company’s proprietary intellectual property rights may not adequately protect its products and technologies; and (iv) the company expects intense competition in its target markets, including from companies that have much greater resources than the company, and there can be no assurance that the company will be able to compete effectively.  More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the company’s most recent Quarterly Report on Form 10-Q for the period ended March 31, 2011.  Security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov.  The company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

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